Exhibit 99.10

Loan Agreement dated September 29, 2002

English Translation for Reference Purpose Only

The Borrower shall read this agreement carefully, especially those clauses with the mark ***, and sign this agreement without misunderstandings.

LOAN AGREEMENT

(Medium/ long term fixed assets loan)

Bank of Communications Yangzhou Branch 2002 NO.328

Borrower: Yangzhou New Oriental Education & Technology Co., Ltd.

Address: No.58, Nantong West Street, Yangzhou City

Legal representative: Cao Youxin

Lender: Bank of Communications Yangzhou Branch

Address:

WHEREAS the Borrower has applied for a fixed assets loan from the Lender, according to the relevant laws, regulations and other relevant provisions of the People’s Republic of China, the Borrower and Lender hereby agree as follows:

Article 1 Loan

1.1	Currency: Renminbi

1.2	Amount:(in capital): [*]

The actual amount of principle that the Borrower owes shall be determined according to the accounting document presented by the Lender.

1.3	Term: 4 (years/~~months~~) commencing from 2002 (year), October (month) 10th (day) to 2006 (year), October (month) 10th (date).

1.4	Purpose: Basic construction

The loan should not be used for any other purposes.

Article 2 The Interest Rate and the Calculation Method

2.1	The rate of interest: [*]% (per year) based on 30 days per month, 360 days per year.

2.2	During the term of this Agreement, if the People’s Bank of China adjusts benchmark interest rate or the calculation method, this Agreement should apply the regulations of the People’s Bank of China without the Borrower’s permission.

2.3	The formula of interest:

Interest = the rate of interest under this Agreement × loan amount × actually occupancy days Among them, the actually occupancy days shall be calculated commencing from the date of providing loan.

2.4	The interest of the loan hereunder should be settled on quarterly basis. The Borrower shall pay interest at the 20th day of the last month of every quarter, provided that the interest should be paid with the repayment of the last installment of principal upon its due date.

Exhibit 99.10

Loan Agreement dated September 29, 2002

English Translation for Reference Purpose Only

Article 3 Grant of Loan

3.1	The Borrower should apply for the loan granted by the Lender in accordance with the following schedules and shall go through the procedures three bank working days in advance.

Loan Day		Loan Amount

October 10, 2002	;	Renminbi [*] (in words)

December 1, 2002	;	Renminbi [*] (in words)

January 20, 2003	;	Renminbi [*] (in words)

April 25, 2003	;	Renminbi [*] (in words)

3.2	The Lender has the right to examine the items as follows before granting a loan, and decided whether to provide the loan at its own discretion based on examination result.

(1)	Whether or not the Borrower has submitted the feasibility report, the project approval and other ratification or approval documents;

(2)	Whether or not the Borrower has presented the certificate on the deposit of funds raised independently with respect to the project in accordance with State regulations;

(3)	Whether or not the Borrower has obtained government permits, approvals, registration and completed other procedures as may be required by the Lender.

(4)	Whether or not the guarantee contract has become effective.

3.3	Actual date of providing loan and the amount of loan are decided by the Loan Certificate.

Article 4 Repayment

4.1	The Borrower should repay as the following schedules:

Repayment Day		Repayment Amount

October 10, 2005	;	Renminbi [*] (in words)

April 10, 2006	;	Renminbi [*] (in words)

October 10, 2006	;	Renminbi [*] (in words)

            ~~(year)             (month)            (day);             (in words)~~

If the repayment dates recorded on the Loan Certificate differ from the plan aforementioned, the former should prevail.

4.2	The Borrower should repay the principal money and pay interest in full on schedule.

***4.3	The Borrower hereby irrevocably authorizes the Lender to actively debit from the Borrower’s deposit account established in the Bank of Communications.

4.4	The Borrower should make the repayment of principal and interest in the currency mentioned in Article 1.1.

***4.5	With the agreement of the Lender, the Borrower may prepay in advance.

The Lender has the right to require the Borrower to pay interest which occurs between the prepayment date and the repayment date provided in the Loan Certificate at the rate provided herein.

***Article 5 Representation and Warranty of the Borrower

5.1	The Borrower recognizes and obeys the Lender’s business system and operational procedures as well as the procedures provided hereunder.

5.2	The Borrower undertakes to coordinate with the Lender to monitor the use of loan and the Borrower’s business operation, provide all the financial reports and other relevant information required by the Lender in time and assures the truthfulness, completeness and accuracy of those files and information.

Exhibit 99.10

Loan Agreement dated September 29, 2002

English Translation for Reference Purpose Only

5.3	The Borrower should notify the Lender in writing within 7 days upon the occurrence of the following events:

(1)	There are significant changes to the Borrower’s operational system or shareholder and organization structures, including but not limited to subcontract, leasing operations, operation by cooperation, transformation in line with stock system, merger and acquisition, joint investment, split, setting up subsidiaries company, transfer of shares, decrease of capital, winding up, dissolution, declaring bankruptcy, and so on;

(2)	If the Borrower amends the articles of association, changes the legal representative, decreases registered capital, or makes great decision on the financial or labor policies;

(3)	The Borrower sells, lease out, transfers, or disposes in other ways of all or most of its assets;

(4)	The Borrower provides guarantee to a third party that causes serious adverse affect on the financial situation of the Borrower and the ability to perform its obligations under this Agreement;

(5)	The Borrower is involved in a significant lawsuit or the main assets are under property preservation or other compulsory execution measures;

(6)	The Guarantor’s financial situation significantly changes or the value of the security significantly decreases;

(7)	Other events occurring to the Borrower that may cause serious adverse affect on the Borrower’s financial situation and capability of repayment.

Article 6 Other Matters

***Article 7 Default

7.1	The Borrower shall be deemed to breach this Agreement under each of the following circumstances:

(1)	The Borrower embezzles the loan.

(2)	The Borrower fails to make repayment of the principal or interest in time.

(3)	The Borrower and the Guarantor refuse to accept the normal supervision from the Lender on the financial and management situation of the Borrower, or the Borrower and the Guarantor provide false financial report or verification report on the registered capital.

(4)	The Borrower and the Guarantor are involved in illegal activities.

(5)	The legal representatives or principal management personnel of the Borrower and the Guarantor are concerned themselves with criminal cases.

(6)	If any item listed under Article 5.3 happens to the Borrower, and it affects the Borrower’s capability of repayment.

7.2	Upon default, the Lender shall take the following measures:

(1)	The Lender may cease to provide the amount of loan that has not been drawn by the Borrower.

(2)	The Lender may unilaterally announce that the principal of the loan becomes due premature and demand the Borrower to repay the principal and interest immediately.

(3)	The Lender may take other remedies according to laws and regulations.

Article 8 Liabilities for Breach of Contract

8.1	If the Borrower fails to repay the principal, interest in full on schedule or does no use the loan as stipulated in this Agreement, the Borrower shall be imposed penalty interest and compound interest according to the regulations of People’s Bank of China. The default interest of a foreign currency loan shall be  ~~%~~ increase of initial rate.

Exhibit 99.10

Loan Agreement dated September 29, 2002

English Translation for Reference Purpose Only

***8.2	Borrower herein irrevocably authorize the Lender to transfer from the Borrower’s deposit account opened in the Bank of Communications the principal, interest, penalty interest, compound interest and other fees.

Article 9 Other Clauses

***9.1	Any dispute concerning this Agreement shall be governed by the people’s court where the Lender is located.

9.2	The Loan Certificate and related files and information confirmed by the Parties are integral parts of this Agreement.

9.3	This Agreement becomes effective upon the execution (signature or seal) of the two Parties’ legal representatives or authorized representatives and the seals of the Parties.

9.4	This Agreement has _ originals. Each Party holds one original. Remaining copies are for record.

The Borrower (seal)	The Lender(seal)
Legal representative or Authorized representative	Legal representative or Authorized representative
/s/ (signature or seal)	/s/ (signature or seal)

Date: September 29, 2002	Date: September 29, 2002